Exhibit 10.6

STEINWAY MUSICAL INSTRUMENTS HOLDINGS, INC.

2023 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Incentive Award Plan (as amended from time to time, the “Plan”) of Steinway Musical Instruments Holdings, Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference..

Participant:

Grant Date:

Number of Restricted Stock Units:

Vesting Commencement Date:

Vesting Schedule:	[To be specified in individual agreements][1]

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice, the Agreement or relating to the RSUs.

STEINWAY MUSICAL INSTRUMENTS HOLDINGS, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

[1]	Sell-to-cover language as set forth on Annex A to be included as applicable.

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

(a) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b) “CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause or by Participant for Good Reason during the twenty-four (24) month period immediately following a Change in Control.

(c) “Good Reason” shall mean a Participant having “Good Reason” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participant shall have “Good Reason” to terminate the Participant’s employment upon or after a Change in Control, (i) any material adverse change by the Participating Companies in Participant’s job title, duties, responsibility or authority; (ii) failure by the Participating Companies to pay Participant any amount of Participant’s annual base salary or bonus when due; (iii) any material diminution of Participant’s annual base salary (other than such a material diminution that is applied on a substantially comparable basis to similarly-situated employees of the Participating Companies); (iv) the termination or denial of Participant’s right to participate in material employment-related benefits that are offered to similarly-situated employees of the Participating Companies; (v) the movement of Participant’s principal location of work to a new location that is in excess of 30 miles from Participant’s principal location of work as of the date hereof without Participant’s consent; or (vi) failure by the Company to require any successor to assume and agree to perform the Company’s obligations under this Agreement or any employment or severance agreement with the Participant; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless Participant notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company’s receipt of such written notice.

(d) “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the shares of Class A Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Section 1.3 Consideration to the Company. In consideration of the grant of the RSUs by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

Section 2.1 Award of RSUs. In consideration of Participant’s past and/or continued employment with or service to any Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2 Vesting of RSUs.

(a) Subject to Participant’s continued employment with or service to the Participating Companies on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs which are not so vested shall lapse and expire.

(c) Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination.

Section 2.3 Distribution or Payment of RSUs.

(a) Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares unless otherwise determined by the Administrator. The Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state, federal or applicable foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) As set forth in Section 9.5 of the Plan, the Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising in connection with the RSUs. [The Participating Companies may withhold or Participant may make such payment [in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;]2

(iii) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) [with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

[2]	NTD: Remove if only net withholding will be permitted.

(v) with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing]3.]4

[In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the Restricted Stock Units necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:

(i) The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding.

(ii) The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii) The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

[3]	Remove if only net withholding will be permitted.
[4]	Remove if sell-to-cover is included.

(iv) The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(vi) This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.]5

(b) [With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate.]6 The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) [In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.]7

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

[5]	Keep if sell-to-cover is included.
[6]	Remove if sell-to-cover is included.
[7]	Remove if sell-to-cover is included.

Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

Section 3.1 Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article III.

(a) Obligation to Maintain Confidentiality. Participant agrees not to divulge to third parties, or use in a manner not authorized by the Company, any confidential or Participating Company proprietary information gathered or learned by Participant during his or her employment with the Participating Companies or their respective affiliates. “Confidential Information” includes, but is not limited to, information in oral, written or recorded form regarding business plans, trade or business secrets, Participating Company financial records, supplier contracts or relationships, or any other information that the Participating Companies do not regularly disclose to the public. To the extent that Participant has any doubt as to whether information constitutes Confidential Information, Participant agrees to obtain advice from the Company’s General Counsel prior to divulging or using such information. Participant understands and agrees that divulging such information to third parties, or using such information in an unauthorized manner, would cause serious competitive harm to the Company. Confidential Information shall exclude: (a) information that is generally known by or available for use by the public, (b) information that was known by Participant prior to his or her employment with the Participating Companies (including their respective predecessors in interest, affiliates and Subsidiaries) and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Participating Companies, or (c) information that is required to be disclosed pursuant to applicable law or a court order. If information is required to be disclosed because of a court order, Participant must notify the Company’s General Counsel immediately. Nothing in this Section 3.1(a) shall be interpreted to preclude Participant from communicating to a governmental agency about terms or conditions of employment or legal compliance issues, or from cooperating with an investigation being conducted by a governmental agency.

(b) Ownership of Property. Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work, and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information, and all similar or related information (whether or not patentable) that relate to the Participating Companies’ or affiliates’ actual or anticipated business, research and development, or existing or future products or services, and that were or are conceived, developed, contributed to, made or reduced to practice by Participant (either solely or jointly with others) while employed by or in the service of the Participating Companies or their respective affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Participating Companies or their respective affiliates, and Participant hereby assigns, and agrees to assign, all of the above Work Product to a Participating Company or affiliate thereof.

Any copyrightable work prepared in whole or in part by Participant in the course of Participant’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Participating Company or affiliate thereof shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire”, Participant hereby assigns and agrees to assign to the Participating Company or affiliate thereof all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Participant shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Participant’s employment with or service to the Participating Companies and their respective affiliates) to establish and confirm the Participating Company’s or such affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Participant is hereby provided notice of immunity under the federal Defend Trade Secrets Act of 2016, which states: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.

(c) Third Party Information. Participant understands that the Participating Companies and their respective affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Participating Companies or their respective affiliates part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Participant’s employment with or service to the Company or its Subsidiaries or affiliates and thereafter, and without in any way limiting the provisions of Section 3.1(a) above, Participant will hold Third Party Information in the strictest confidence and will not disclose to any one (other than personnel and consultants of the Participating Companies and their respective affiliates who need to know such information in connection with their work for the Participating Companies and their respective affiliates) or use, except in connection with Participant’s work for the Participating Companies or their respective affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information (a) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (b) was known to Participant prior to Participant’s employment with or service to the Participating Companies or their respective affiliates and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Company, or (c) is required to be disclosed pursuant to any applicable law or court order.

(d) Nonsolicitation. Participant acknowledges that, in the course of Participant’s employment, Participant will become familiar with the Participating Companies’ and their respective affiliates’ trade secrets and with other Confidential Information concerning the Participating Companies and their respective affiliates and that Participant’s services will be of special, unique and extraordinary value to the Participating Companies and their respective affiliates. Participant agrees that, while employed by any Participating Company or its affiliates, and continuing until the twelve (12) month anniversary of the date of any termination of Participant’s employment or service, Participant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Participating Companies or their respective affiliates to leave the employ of the Participating Companies or their respective affiliates, or in any way interfere with the relationship between the Participating Companies or their respective affiliates and any employee thereof, (ii) hire any person who was an employee of the Participating Companies or their respective affiliates within 180 days prior to the time such employee was hired by Participant, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Participating Companies or their respective affiliates to cease doing business with the Participating Companies or their respective affiliates or in any way interfere with the relationship between any such customer, licensee or business relation and the Participating Companies or their respective affiliates, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or affiliates and with which any of the Participating Companies or their respective affiliates have entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Participating Companies or their respective affiliates in the two-year period immediately preceding Participant’s termination of employment with any Participating Company.

(e) Non-disparagement. Participant agrees that at no time during his or her employment by any Participating Company or thereafter shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Participating Companies or their respective affiliates or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law.

Section 3.2 Enforcement. If, at the time of enforcement of Article III of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Participant agrees that because his or her services are unique and Participant has access to confidential information, money damages would be an inadequate remedy for any breach of this Article III and its subsections. Participant agrees that the Participating Companies and their respective affiliates, in the event of a breach or threatened breach of this Article III or any of its subsections, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

Section 3.3 Acknowledgments. Participant acknowledges that the provisions of this Article III and its subsections are (a) in addition to, and not in limitation of, any obligation of Participant under the terms of any other agreement with the Participating Companies or their respective affiliates (including, without limitation, the restrictive covenants in any employment or severance agreement between the Participant and any Participating Company, which Participant acknowledges remain in full force and effect in accordance with their terms), and (b) in consideration of (i) employment with the Participating Companies, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in this Article III and its subsections do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. Participant agrees and acknowledges that the potential harm to the Participating Companies or their respective affiliates of the non-enforcement of this Article III and its subsections outweighs any potential harm to Participant of its enforcement by injunction or otherwise. Participant acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Participant by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Participating Companies and their respective affiliates now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 4.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 4.3 Adjustments The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 8.2 of the Plan.

Section 4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof.

Section 4.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 4.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 4.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 4.16 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 4.17 [Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.]8

[8]	Remove if sell-to-cover included.

ANNEX A

Grant Notice Sell-to-Cover Language

Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.